Exhibit 10.1

ENZON PHARMACETICALS, INC

Amended and Restated 2013 Outside Director Compensation Plan

Annual Retainers:

On an annual basis, outside directors will receive:

  a cash retainer of $30,000

  an additional cash retainer of $10,000 for services as chair of the Audit and Finance Committee; and

  an additional amount cash retainer of $5,000 for services as a member of the Audit and Finance Committee

The cash elements above are to be paid quarterly at the end of each quarter, beginning with the third quarter of calendar 2013.